SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

                             July 28, 2004
Date of Report   (Date of earliest event reported)

      Hershey Foods Corporation
(Exact name of registrant as specified in its charter)

                                Delaware
(State or other jurisdiction of incorporation)

1-183 (Commission File Number)	23-0691590 (IRS Employer Identification No.)

    100 Crystal A Drive, Hershey, Pennsylvania 17033
(Address of Principal Executive Offices)    (Zip Code)

Registrant's telephone number, including area code:  (717)  534-6799

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Exhibit Index - Page 3

INFORMATION TO BE INCLUDED IN REPORT

Item 7.   Financial Statements and Exhibits

          (c)     Exhibits

                   99.1 Press Release dated July 28, 2004

Item 9.   Regulation FD Disclosure

        On July 28, 2004, Hershey Foods Corporation (the “Corporation”) announced that it has purchased 11,281,589 shares of its Common Stock from Hershey Trust Company, as Trustee of the Milton Hershey School Trust, in a privately negotiated transaction. The Corporation paid $44.32 per share, or approximately $500 million, for the shares.

        The Corporation also announced that its Board of Directors declared a quarterly dividend of $.22 on the Common Stock, an increase of 11.4%, or $.0225 per share, and a quarterly dividend of $.20 on the Class B Common Stock, an increase of 11.9%, or $.02125 per share. The dividends are payable September 15, 2004, to stockholders of record August 25, 2004.

        A copy of the Corporation’s press release dated July 28, 2004 announcing these items is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

        The information in this Current Report, including the exhibit, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: July 28, 2004

                 HERSHEY FOODS CORPORATION

By:     /s/Frank Cerminara
Frank Cerminara
         Senior Vice President,
          Chief Financial Officer

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Exhibit Index - Page 3

EXHIBIT INDEX

Exhibit No.	Description
99.1	Hershey Foods Corporation Press Release dated July 28, 2004.

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Exhibit Index – Page 3